Exhibit 10.3(N)

CIT Business Credit
1211 Avenue of the Americas
New York, NY 10030

August 23, 2001

Pharmaceutical Formulations, Inc.
460 Plainfield Avenue
Edison, New Jersey 08817

Gentlemen:

          Reference is made to the Loan and Security Agreement between The CIT Group/Business Credit~ Inc. assignee of Fidelcor Business Credit Corporation and you, dated August 4, 1989 as amended from time to time (the “Agreement"). Capitalized terms as used herein shall have the meanings ascribed to them in the Agreement unless otherwise specifically defined herein.

          Pursuant to mutual understanding, the Agreement is hereby amended effective immediately as follows:

1.	Clause (d) of Section 6.13 of the Agreement is hereby amended by increasing the per diem charge so as to be at the rate of $750 per person, per day for Lender's' examiners in the field and office.

2.	Section 9.1 of the Agreement is hereby amended by deleting it in its entirety and the following is substituted in lieu thereof:

"Term. This Agreement shall continue in full force and effect until December 31, 2001 (the "Term").

3.	Section 9.2 of the Agreement is hereby amended so as to read in its entirety as follows:

"9.2 Borrower may also terminate this Agreement by giving Lender at least sixty (60) days prior written notice at any time upon payment in full of all of the Obligations as provided herein, including the early termination fee provided below. Lender shall also have the right to terminate this Agreement at any time upon or after the occurrence of an Event of Default. If Lender terminates this Agreement upon or after the occurrence of an Event of Default, or if Borrower shall terminate this Agreement as permitted herein effective prior to the end of the Term. in addition to all other Obligations. Borrower shall pay to Lender, upon the effective date of termination, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits, an early termination fee equal to one percent (1%) of the Maximum Credit if the effective date of termination occurs on or prior to December 31, 2001.

4.	Section 10.1(a) of the Agreement is hereby amended so as to read in its entirety as follows:

"(a) Maximum Credit $10,000,000"

5.	Section 10.1 (c) of the Agreement is hereby amended so as to read in its entirety as follows:

"(c) Sublimits for: Walgreen Accounts Eligible Inventory	$0 $6,000,000

6.	Section 10.1(b) of the Agreement is hereby amended so as to read in its entirety as follows:

"(b) Gross Availability Formulas:

Eligible Accounts Percentage Eligible Inventory Percentages: Primary Raw Materials	85% Raw Materials 60% provided that on the first day of each month commencing on November 1, 2001 such percentage shall be reduced by 2% until such time as the percentage equals 40%

Other raw materials	60% provided that on the first day of each month commencing on November 1, 2001 such percentage shall be reduced by 2% until such time as the percentage equals 40%

Packaged finished goods Bulk finished goods Bottles and caps	60% 60% 35% provided that on the first day of each month commencing on November 1, 2001 such percentage shall be reduced by 2% until such time as the percentage equals 26%

Gelatin capsules	40%"

7.	Notwithstanding anything to the contrary contained in Section 10.4(a) or elsewhere in the Agreement, the interest rate to be charged pursuant to the Agreement is hereby amended effective as of August 1, 2001 to be the Prime Rate plus a margin equal to two (2.0%) per annum (the "Margin"). The default interest rate provided for in the Agreement shall remain unchanged.

Section 2.1 and Section 3 of the Agreement are here by amended by deleting all references to Eurodollar Rate Loans, and all Revolving Loans shall hereafter consist only of Prime Rate Loans.

8.	Section 10.4 ("Fees") of the Agreement is hereby amended by deleting such clause (c) and inserting the following in lieu thereof:

(c)	Collateral Handling Fee: $2,000.00 per month commencing August 1, 2001 payable to the Lender on the first business day of each month thereafter so long as the Agreement is in effect which shall be fully earned and not refundable or rebateable when due.

9.	Notwithstanding anything to the contrary contained in the Agreement, the internal financial statements providing the sales and net income results must be delivered to us no later than twenty (20) days following the end of each month and your failure to deliver any such reports to us on or before the twentieth day after each month end shall constitute an Event of Default under the Agreement.

10.	Section 2.1(f) of the Agreement is hereby amended by adding the following to the end of such subparagraph:

"in the event at any time you fail to deliver to us the weekly perpetual inventory report ("Inventory Report") on or before the due date Tuesday, you agree that we shall have the right to establish an additional reserve of $50,000.00 per day for each day until such time as you have delivered the Inventory Report to us."

11.	In consideration for our amending the Agreement you hereby agree to pay to us a facility fee in the amount of $40,000.00 and to compensate us for the use of our in house legal department and facilities in documenting this amendment, you agree to pay to us a Documentation Fee equal to $750.00, which amounts shall be due Upon the date hereof and may, at our option, be charged to your account on the due date thereof.

The effectiveness of this Agreement is subject to our receipt of an amendment (in form and substance satisfactory to us) increasing the Guaranty executed by ICC Industries Inc. in our favor dated December 20,2000, as amended, from $1,000,000.00 to $2,000,000.00.

Except as otherwise specifically provided herein, no other change in the terms or conditions of the Agreement is intended or implied.

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If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the enclosed copy of this letter. In addition, we have asked the Guarantors to sign below to confirm that their guaranties and/or pledge and security agreements shall continue in full force and effect notwithstanding this amendment.

Very truly yours, THE CITY GROUP/BUSINESS CREDIT, INC. By: Title

Read and Agreed to:

PHARMACEUTICAL FORMULATIONS, INC.

By:
       Title:

Read and Confirmed:

ICC INDUSTRIES INC.

By:
       Title:

EXTRA PARENT CORP.

ICC INDUSTRIES INC.

By:
       Title: